Exhibit 99.1

BBOT Reports Third Quarter 2025 Financial Results and Update on Corporate Progress

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BBOT debuted as a publicly traded company focused on optimized target coverage for patients with tumors driven by RAS and PI3Kα and a synergistic portfolio that is designed to enable targeted KRAS combinations

•	Advanced three ongoing Phase 1 clinical trials, with clinical data readouts from each program expected in 2026

•	Cash runway expected to fund BBOT operations into 2028

•	Appointed industry veteran Uneek Mehra as Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., Nov. 12, 2025 — BridgeBio Oncology Therapeutics, Inc. (“BBOT”) (Nasdaq: BBOT), a clinical-stage biopharmaceutical company focused on RAS-pathway malignancies, today reported financial results for the third quarter ended September 30, 2025, and provided a business update, including highlights of pipeline progress.

“The third quarter marked an exciting period for BBOT as we made our debut on Nasdaq and welcomed industry veteran Uneek Mehra as our Chief Financial Officer,” said Eli Wallace, PhD, Chief Executive Officer of BBOT. “We continue to advance a robust pipeline of next-generation KRAS and PI3Kα inhibitors designed to target the RAS pathway, which is one of the most commonly dysregulated in oncology. With three internally discovered clinical assets progressing toward key data readouts in 2026 and a strong financial position expected to fund operations into 2028, we are well positioned to execute on our mission to deliver well-tolerated medicines with improved efficacy and safety for people with the deadliest cancers.”

Key Clinical Highlights & Upcoming Milestones

BBO-8520:

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Continued clinical and operational progress of BBO-8520, an orally bioavailable small molecule direct inhibitor targeting both the ON and OFF states of KRAS. OFF-only inhibitors cannot covalently modify the ON-state; hence they need to maintain high concentration levels to capture free cycling KRAS G12C. ON/OFF inhibitors overcome this shortcoming. Dual ON/OFF inhibition allows BBO-8520 to fully capture the covalent mechanism of action, resulting in sustained pathway inhibition even after systemic drug levels decline, which we believe may enable a more potent and safer combination with pembrolizumab in patients with KRAS G12C mutant non-small cell lung cancer (“NSCLC”).

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BBO-8520 has been shown to drive strong anti-tumor activity with favorable durability in multiple preclinical models. Early data from Phase 1 dose escalation showed a 60% confirmed overall response rate in KRAS G12C NSCLC patients.

•	The U.S. Food and Drug Administration (“FDA”) has granted Fast Track designation to BBO-8520 for the treatment of adult patients with previously treated, KRAS G12C-mutated metastatic NSCLC.

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The ongoing Phase 1 ONKORAS-101 trial (NCT06343402) is evaluating BBO-8520 for patients with KRAS G12C mutant NSCLC. ONKORAS-101 is an open-label, multi-center Phase 1a/1b study designed to evaluate the safety, tolerability, preliminary antitumor activity, and pharmacokinetics of BBO-8520 as a single agent and in combination with pembrolizumab in patients with KRASG12C mutant NSCLC.

•	Updated clinical data are expected in the first quarter of 2026.

BBO-10203:

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Continued clinical and operational progress of BBO-10203, an orally bioavailable small molecule with a novel mechanism of action designed to inhibit the physical interaction between RAS and PI3Kα, inhibiting RAS-driven PI3Kα-AKT signaling in tumors. BBO-10203 binds directly and covalently to the RAS-binding domain of PI3Kα, preventing its activation by KRAS, HRAS and NRAS, reducing downstream signaling and tumor growth. It is a protein-protein inhibitor and not a kinase inhibitor, enabling inhibition of RAS-driven PI3Kα-AKT signaling in tumors without the risk of hyperglycemia. Importantly, BBO-10203’s ability to block RAS activation of PI3Kα is agnostic to the mutational status of either RAS or PI3Kα. In addition to a potentially differentiated safety profile, BBO-10203 could be combined with direct KRAS inhibitors, such as BBO-8520 and BBO-11818, or drugs that target HER2 or ER receptors.

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Preclinical data demonstrated that BBO-10203 blocks RAS-mediated activation of PI3Kα and strongly inhibits pAKT signaling in tumor cells without affecting glucose metabolism. In addition, robust monotherapy activity, as well as combination activity with KRAS inhibitors BBO-8520 and BBO-11818, as well as HER2 inhibitors and ER antagonists, were observed at well-tolerated dose levels. The combination of a KRAS inhibitor with a PI3Kα pathway inhibitor may maximize the response rate and reduce the development of adaptive resistance mechanisms due to full inhibition of both MAPK and PI3Kα signaling.

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The ongoing Phase 1 BREAKER-101 trial (NCT06625775) is evaluating BBO-10203 for patients with locally advanced or metastatic HER2+ breast cancer, HR+/HER2- breast cancer, KRAS mutant colorectal cancer, and KRAS mutant non-small cell lung cancer.

•	Initial Phase 1 clinical data are expected in the first half of 2026.

BBO-11818:

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Continued clinical and operational progress of BBO-11818, an orally bioavailable small molecule pan-KRAS inhibitor that targets mutant KRAS in both the ON and OFF states. Similar to BBO-8520, structure-based design was employed to target mutant KRAS in both the ON and the OFF states with strong affinity against KRAS G12D and KRAS G12V mutants. BBO-11818 has selectivity over HRAS and NRAS with the goal of achieving high levels of KRAS inhibition in human tumors. In addition, it has combination potential with BBO-10203 to mitigate the PI3Kα resistance pathway.

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Preclinical data demonstrated suppression of MAPK signaling and viability in KRAS mutant cell lines, as well as anti-tumor activity across multiple KRAS G12D and KRAS G12V cell-derived xenograft (CDX) models. In addition, BBO-11818’s selectivity for KRAS was demonstrated by its >1000-fold lower potency against NRAS, HRAS, and BRAF-mutant cell lines. The preclinical activity of the combination of BBO-11818 with BBO-10203 was driven by a robust decrease in tumor cell proliferation and an increase in apoptosis; a combination benefit was also observed with cetuximab and anti-PD-1 treatment.

•	The ongoing Phase 1 KONQUER-101 (NCT06917079) trial is evaluating BBO-11818 for patients with locally advanced or metastatic KRAS mutant solid tumors.

•	Initial Phase 1 clinical data are expected in the second half of 2026.

Other Key Corporate Updates

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In July, BBOT announced the appointment of Uneek Mehra as Chief Financial Officer. Mr. Mehra brings more than 28 years of global financial and business leadership experience across the biotechnology and pharmaceutical industries.

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In August, BBOT announced the closing of its previously announced business combination with Helix Acquisition Corp. II (formerly Nasdaq: HLXB) (“Helix”), a special purpose acquisition company (“SPAC”) sponsored by affiliates of Cormorant Asset Management, LP. The business combination was approved by Helix’s shareholders on August 4, 2025, and closed on August 11, 2025. On August 12, 2025, BBOT began trading under the new ticker symbol “BBOT” on the Nasdaq Global Market.

Third Quarter 2025 Financial Results

•	Cash Position: As of September 30, 2025, BBOT had cash, cash equivalents and marketable securities totaling $468.3 million, which is expected to provide cash runway into 2028.

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Research and development (R&D) expenses: R&D expenses were $35.1 million for the third quarter of 2025 compared to $17.9 million for the third quarter of 2024. The increase in expenses was primarily due to increases in clinical trial expenses and manufacturing expenses for BBO-8520, BBO-10203 and BBO-11818, and personnel-related expenses and stock-based compensation expenses related to additional headcount.

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General and administrative (G&A) expenses: G&A expenses were $14.1 million for the third quarter of 2025 compared to $1.8 million for the third quarter of 2024. Changes in G&A expenses reflect the initiation of BBOT’s standalone operations and de-SPAC transaction.

•	Net Loss: Net loss was $44.8 million for the third quarter of 2025 compared to $17.3 million for the third quarter of 2024.

About BBOT

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, please visit www.bbotx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements in this press release that are not historical facts may be deemed forward-looking statements, which generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends. These forward-looking statements include, without limitation, statements regarding the therapeutic potential and safety profile of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, the design and conduct of clinical trials with BBOT’s product candidates, including expected timelines for clinical data readouts, ongoing and planned regulatory interactions and BBOT’s beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, including statements regarding anticipated operating expenses, BBOT’s cash runway and sufficiency of its cash and cash equivalents to fund its operations.

These statements are based on various assumptions, whether or not identified in this press release, and are the current expectations of BBOT’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of BBOT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks relating to the uncertainty of the projected financial information with respect to BBOT; risks related to the preclinical and clinical development of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, and the timing of expected regulatory and business milestones, including the progress of enrollment in clinical trials and availability of data from ongoing and planned clinical trials; the impact of competitive products; risks relating to BBOT’s ability to obtain sufficient supply of materials; and those factors discussed in documents BBOT has filed or will file with the U.S. Securities and Exchange Commission.

In addition, forward-looking statements reflect BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. BBOT anticipates that subsequent events and developments will cause BBOT’s assessments to change. These forward-looking statements should not be relied upon as any guarantee, assurance, prediction or definitive statement of fact or probability or as representing BBOT’s assessments as of any date subsequent to the date of this press release. Neither BBOT, nor its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

BBOT Contacts:

Investor Contact:

Heather Armstrong, Head of Investor Relations

BBOT

Investors@BBOTx.com

Media Contact:

Jake Robison

Inizio Evoke Comms

Jake.robison@inizioevoke.com

BridgeBio Oncology Therapeutics, Inc.

Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	35,052	17,889	83,125	53,567
General and administrative	14,129	1,775	19,286	5,417

Total operating expenses	49,181	19,664	102,411	58,984

Loss from operations	(49,181)	(19,664)	(102,411)	(58,984)
Total other income (expense), net	4,424	2,341	7,164	4,396

Net loss	$(44,757)	$(17,323)	$(95,247)	$(54,588)

Net loss per share attributable to common stockholders, basic and diluted	$(1.03)	$(1,562.18)	$(6.49)	$(4,922.72)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	43,491,085	11,089	14,684,990	11,089

Balance Sheet Data

(Unaudited)

(in thousands)

	September 30, 2025	December 31, 2024
Cash and cash equivalents and marketable securities	$468,285	$155,631
Total assets	484,793	164,301
Total liabilities	38,093	19,580
Accumulated deficit	(317,770)	(222,523)
Total stockholders’ equity (deficit)	446,700	(178,637)